The information in this Prospectus Supplement is not complete and may be changed. A Registration Statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This Prospectus Supplement and the accompanying Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October [●], 2018

FORM OF PRELIMINARY PROSPECTUS SUPPLEMENT TO BE USED IN CONNECTION WITH OFFERINGS OF COMMON SHARES1

(to Prospectus dated                     , 2018)

Shares

XAI Octagon Floating Rate & Alternative Income Term Trust

Common Shares

$    per Share

The Trust. XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in the accompanying Prospectus) in floating rate credit instruments and other structured credit investments.

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

NYSE Listing. The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of              , the last reported sale price for the Trust’s Common Shares on the NYSE was $    per Common Share, and the net asset value of the Trust’s Common Shares was $    per Common Share, representing a [discount/premium] to net asset value of    %.

Investing in the Trust’s Common Shares involves certain risks. See “Risks” on page [ ] of the accompanying Prospectus and “                             ” on page                 of this Prospectus Supplement.

[1]

In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

i

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the Trust(2)	$	$

(1)

[The Trust has granted the underwriters an option to purchase up to an additional                      Common Shares at the public offering price, less the sales load, within        days of the date of this prospectus solely to cover overallotments, if any. If such option is exercised in full, the public offering price, sales load, estimated offering expenses and proceeds, before expenses, to the Trust will be $    , $        and $        , respectively. See “Underwriting.”]

(2)

[Offering expenses payable by the Trust will be deducted from the Proceeds, before expenses, to the Trust. Total offering expenses (other than sales load) are estimated to be $        , which will be paid by the Trust.]

The underwriters expect to deliver the Common Shares to purchasers on or about                         .

This Prospectus Supplement is dated                         .

You should read this Prospectus Supplement and the accompanying Prospectus, which contains important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated                         , 2018, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. You may request free copies of the Statement of Additional Information, the table of contents of which is on page [ ] of the accompanying Prospectus, annual and semi-annual reports to shareholders and other information about the Trust, and make shareholder inquiries, by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and its Statement of Additional Information will also be available from the Trust’s website at www.xainvestments.com.

The Trust’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement and the accompany Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “                ” section of this Prospectus Supplement and the “Risks” section of the accompanying Prospectus, which describes certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Trust has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

TABLE OF CONTENTS

Page

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	CS-
SUMMARY OF FUND EXPENSES	CS-
CAPITALIZATION	CS-
USE OF PROCEEDS	CS-
RECENT DEVELOPMENTS	CS-
UNDERWRITERS	CS-
LEGAL MATTERS	CS-
ADDITIONAL INFORMATION	CS-

Prospectus

PROSPECTUS SUMMARY
SUMMARY OF TRUST EXPENSES
EXAMPLE
FINANCIAL HIGHLIGHTS
SENIOR SECURITIES
THE TRUST
USE OF PROCEEDS
MARKET AND NET ASSET VALUE INFORMATION
INVESTMENT OBJECTIVE AND POLICIES
THE TRUST’S INVESTMENTS
USE OF LEVERAGE
RISKS
MANAGEMENT OF THE TRUST
NET ASSET VALUE
DISTRIBUTIONS
DIVIDEND REINVESTMENT PLAN
DESCRIPTION OF CAPITAL STRUCTURE
LIMITED TERM AND ELIGIBLE TENDER OFFER
ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS
TAX MATTERS
PLAN OF DISTRIBUTION
CUSTODIAN, TRANSFER AGENT, AND ADMINISTRATOR
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FISCAL YEAR END AND REPORTS TO SHAREHOLDERS
ADDITIONAL INFORMATION
PRIVACY PRINCIPLES OF THE TRUST
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated                    , 2018 (the “SAI”), especially the information set forth under the headings “Investment Objective and Policies” and “Risks.”

The Trust	XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust commenced operations on September 27, 2017.

Listing and Symbol	The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of , the last reported sale price for the Trust’s Common Shares on the NYSE was $per Common Share, and the net asset value of the Trust’s Common Shares was $ per Common Share, representing a [premium/discount] to net asset value of %.

Distributions

The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Trust’s next regularly scheduled distribution will be for the month ending                and, if approved by the Board of Trustees, is expected to be paid to Common Shareholders on or about. [Such distribution will not be payable with respect to Shares that are issued pursuant to the Offer after the record date for such distribution.]

The Offering

Common Shares Offered by the Trust

Common Shares Outstanding after the Offering

[The number of Common Shares offered and outstanding after the offering assumes the underwriters’ over-allotment option is not exercised. If the over-allotment option is exercised in full, the Trust will issue an additional Common Shares and will have                     Common Shares outstanding after the Offering.]

The Trust’s Common Shares have recently traded at a premium to net asset value (“NAV”) per share and the price of the Common Shares is expected to be above net asset value per share. Therefore, investors in this offering are likely to experience immediate dilution of their investment. Furthermore, shares of closed-end investment companies, such as the Trust, frequently trade at a price below their NAV. The Trust cannot predict whether its Common Shares will trade at a premium or a discount to NAV.

Risks	See “Risks” beginning on page of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares.

Use of Proceeds

The Trust estimates the net proceeds of the offering to be approximately $                    .

The Trust intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within         months after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Trust currently has no intent to issue Securities primarily for these purposes.

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of                         (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement and assuming the Trust incurs the estimated offering expenses. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)%		(1)
Offering expenses borne by the Trust (as a percentage of offering price)%		(1)
Automatic Dividend Reinvestment Plan fees	None	(2)

As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(3)	[ ]%
Interest expense(4)	[ ]%
Other expenses
Investor Support and Secondary Market Support Services Fee(5)	[ ]%
Other(6)(7)	[ ]%

Total annual expenses (8)	[ ]%

(1)

(2)	Common Shareholders will incur brokerage charges if they direct DST Systems, as Plan Agent for the Common Shareholders, to sell their Common Shares held in a dividend reinvestment account.

(3)

The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. The contractual management fee rate of 1.70% of the Trust’s Managed Assets represents an effective management fee rate of             % of net assets attributable to Common Shares, assuming Financial Leverage of             % of the Trust’s Managed Assets (the Trust’s outstanding Financial Leverage as of                    ). The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

(4)	Based upon the Trust’s outstanding Financial Leverage as of of $ million and the interest rate as of , of %. The costs associated with such Financial Leverage is borne entirely by Common Shareholders.

(5)

The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

(6)

Expenses attributable to the Trust’s investments, if any, in other investment companies, including closed-end funds and exchange-traded funds, are currently estimated not to exceed 0.01% of net assets attributable to Common Shares.

(7)

The “Other expenses” shown in the table and related footnotes include operating expenses of the Trust and are based on estimated amounts for the Trust’s first year of operations and may be greater or less than the estimates shown in the table and accompanying footnotes.

(8)

The Adviser has contractually agreed, through September 27, 2019, to waive a portion of the advisory fee and/or reimburse the Trust for certain operating expenses so that the annual expenses of the Trust do not exceed 0.30% of the Trust’s Managed Assets (exclusive of investment advisory fees, investor support and secondary market services fees, taxes, expenses incurred directly or indirectly by the Trust as a result of an investment in a permitted investment (including, without limitation, acquired fund fees and expenses), expenses associated with the acquisition or disposition of portfolio investments (including, without limitation, brokerage commissions and other trading or transaction expenses), leverage expenses (including, without limitation, costs associated with the issuance or incurrence of leverage, commitment fees, interest expense or dividends on preferred shares), expenses incurred in connection with issuances and sales of shares of the Trust (including, without limitation, fees, commissions and offering costs), dividends on short sales, if any, securities lending costs, if any, expenses of holding, and soliciting proxies for, meetings of shareholders of the Trust (except to the extent relating to routine items such as the election of trustees), expenses of a reorganization, restructuring, redomiciling or merger of the Trust or the acquisition of all or substantially all of the assets of another fund, or any extraordinary expenses not incurred in the ordinary course of the Trust’s business (including, without limitation, expenses related to litigation, derivative actions, demands related to litigation, regulatory or other government investigations and proceeding)). The expense limitation agreement, during its term, may be terminated only by the Board of Trustees. After its initial term, the expense limitation agreement may only be renewed with the consent of the Adviser and the Board of Trustees. The Adviser may recoup waived or reimbursed amounts for a period of up to three years following the date of such waiver or reimbursement, provided total expenses, including such recoupment, do not exceed the lesser of the annual expense limit at the time such expenses were waived or reimbursed or the annual expense limit at the time of recoupment.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses of [ ]% of net assets attributable to Common Shares, (2) the sales load of $            and estimated offering expenses of $                     , and (3) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value per Common Share. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$[ ]	$[ ]	$[ ]	$[ ]

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example.

CAPITALIZATION

The following table sets forth the Trust’s capitalization at                 :

(i)	on a historical basis;

(ii)

on an as adjusted basis to reflect the issuance of an aggregate of             Common Shares pursuant to the Trust’s Automatic Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and

(iii)

on an as further adjusted basis to reflect the assumed sale of            of Common Shares at a price of $            per share in an offering under this Prospectus Supplement and the accompanying Prospectus less the aggregate underwriting discount of $                    and estimated offering expenses payable by the Trust of $                    (assuming no exercise of the underwriters’ over-allotment option).

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings	$	$	$
Common Shareholder’s Equity:
Common Shares of beneficial interest, par value $0.01 per share; unlimited shares authorized, shares issued and outstanding (actual), shares issued and outstanding (as adjusted), and shares issued and outstanding (as further adjusted)
Additional paid-in capital
Net unrealized appreciation on investments, net of tax
Accumulated net realized gain on investments, net of tax
Accumulated net investment loss, net of tax
Net assets

USE OF PROCEEDS

The Trust estimates that the net proceeds to the Trust from this offering will be approximately $             million (or $             million if the underwriters exercise their over-allotment option to purchase additional Common Shares in full), after deducting underwriting discounts and commissions and estimated offering expenses borne by the Trust.

The Trust intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within             months after the completion of the offering. Pending the full investment of the proceeds of an offering, it is anticipated that all or a portion of the proceeds will be invested in U.S. Government securities or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders.

RECENT DEVELOPMENTS

[TO COME, IF ANY]

[ADDITIONAL RISKS, IF ANY, TO COME]

UNDERWRITERS

[TO COME]

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, as special counsel to the Trust in connection with the offering of Common Shares. Certain legal matters will be passed on by             ,         ,         , as special counsel to the underwriters in connection with the offering of Common Shares.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

Shares

XAI Octagon Floating Rate & Alternative Income Term Trust

Common Shares

FORM OF

PROSPECTUS

SUPPLEMENT

S-9